Exhibit 2

JOINT FILING UNDERTAKING

The undersigned parties hereby agree that the Schedule 13D filed herewith (and any amendments thereto) relating to the Common Stock of the Issuer, is being filed jointly on behalf of each of them with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended.

Dated: December 19, 2025

VA Partners I, LLC

By: /s/ Jason B. Breeding

Name: Jason B. Breeding

Title: Authorized Signatory

Dated: December 19, 2025

ValueAct Capital Master Fund, L.P., by

VA Partners I, LLC, its General Partner

By: /s/ Jason B. Breeding

Name: Jason B. Breeding

Title: Authorized Signatory

Dated: December 19, 2025

ValueAct Capital Management, L.P. by ValueAct Capital Management, LLC its General Partner

By: /s/ Jason B. Breeding

Name: Jason B. Breeding

Title: Authorized Signatory

Dated: December 19, 2025

ValueAct Capital Management, LLC

By: /s/ Jason B. Breeding

Name: Jason B. Breeding

Title: Authorized Signatory

Dated: December 19, 2025

ValueAct Holdings, L.P. by ValueAct

Holdings GP, LLC, its General Partner

By: /s/ Jason B. Breeding

Name: Jason B. Breeding

Title: Authorized Signatory

Dated: December 19, 2025

ValueAct Holdings II, L.P. by ValueAct

Holdings GP, LLC, its General Partner

By: /s/ Jason B. Breeding

Name: Jason B. Breeding

Title: Authorized Signatory

Dated: December 19, 2025

ValueAct Holdings GP, LLC

By: /s/ Jason B. Breeding

Name: Jason B. Breeding

Title: Authorized Signatory

Dated: December 19, 2025

ValueAct Strategic Global Master Fund, L.P., by VA Partners Strategic Global, LLC, its General Partner

By: /s/ Jason B. Breeding

Name: Jason B. Breeding

Title: Authorized Signatory

Dated: December 19, 2025

VA Partners Strategic Global, LLC

By: /s/ Jason B. Breeding

Name: Jason B. Breeding

Title: Authorized Signatory